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                                  EXHIBIT 99.6
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                                                                    EXHIBIT 99.6

                         SUBSCRIPTION AGENCY AGREEMENT

     This Subscription Agency Agreement (this "Agreement"), dated as of March , 1997, is by and between Globalstar Telecommunications Limited, a Bermuda company (the "Company"), and The Bank of New York, a New York Corporation (the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Agent is currently the Transfer Agent and Registrar for the Company in respect of its Common Stock, par value $1.00 per share (the "Common Stock");

     WHEREAS, the Company proposes to distribute to the holders of Common Stock,
of record (the "Stockholders") as of the close of business on March   , 1997
(the "Record Date"), certificates ("Subscription Certificates") representing transferable rights (the "Rights") to subscribe for and purchase an aggregate of 1,131,168 shares of Common Stock (the "Rights Shares"), at the rate of one share of Common Stock for each 8.84042 shares of Common Stock held by each Stockholder on the Record Date (the "Rights Offering"), at a subscription price equal to $26.50 per share (the "Subscription Price");

     WHEREAS, the Rights Offering will expire on April   , 1997, unless extended
by the Company (the "Expiration Date");

     WHEREAS, pursuant to a certain standby agreement dated as of March   ,
1997, Loral Space and & Telecommunications Ltd. (the "Standby Purchaser") has agreed to subscribe for and purchase at the Subscription Price all Rights Shares not otherwise subscribed for on or prior to the Expiration Date;

     WHEREAS, the Company has filed a registration statement relating to the Rights and the Rights Shares with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act") on February 19, 1997 (in the form in which it first becomes effective under the Act and as it may thereafter be amended, the "Registration Statement"), which Registration Statement will include a final prospectus containing the terms of the Rights Offering (the "Final Prospectus");

     WHEREAS, the Company desires the Agent to perform certain acts on behalf of the Company and the Agent desires to so act, in connection with distribution of the Subscription Certificates, transfers, if any, of the same and recordation of such transfers, the issuance and exercise of the Rights to subscribe therein set forth, and the coordination with W.F. Doring & Co., Inc. (the "Information Agent") in order to fully inform the ultimate beneficial Stockholders of the Rights Offering, all upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereby agree as follows:

     Section 1. Appointment of Agent. The Company hereby appoints and authorizes the Agent to act on its behalf in accordance with the provisions hereof, and the Agent hereby accepts such appointment and agrees to so act. In connection with the foregoing appointment as Agent, the Company hereby also appoints the Agent as Transfer Agent and as Registrar of the Company for the Subscription Certificates and the Common Stock to be issued pursuant to the Rights, to act as provided herein and as is otherwise customary in such capacities. The Agent acknowledges that the Information Agent will assist the Agent in connection with certain aspects of the Rights Offering as described in the Final Prospectus and the Information Agency Agreement which is an exhibit to the Registration Statement.

     Section 2. Subscription Certificates. (a) The Agent shall, from a list of the Company's Stockholders on the Record Date (which list shall be prepared by the Agent in its capacity as Transfer Agent and Registrar for the Common Stock), prepare and record Subscription Certificates in the names of the Stockholders of the Company as of the Record Date, setting forth the number of Rights to subscribe to Common Stock calculated on the basis of one Right to subscribe for and purchase one share of Common Stock for each 8.84042 shares of Common Stock held by each Stockholder on the Record Date, provided, however, that the number of Rights
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distributed to each Stockholder will be rounded down to the nearest whole number and no fractional Rights or cash in lieu thereof will be issued. All questions as to the validity and eligibility of any rounding of fractional rights shall be determined by the Company in its sole discretion, and its determination shall be final and binding. Each Subscription Certificate shall be dated as of the Record Date.

          (b) Reference is made to the Final Prospectus for a complete description of the Rights.

          (c) The Subscription Certificates shall be executed on behalf of the Company by its Chairman or President and by its Secretary or Assistant Secretary by facsimile signature. Upon written notice from the Company executed by its Chairman, President, any Vice President, Secretary or Assistant Secretary as to the effective date of the Registration Statement, the Agent shall as promptly as practicable deliver the Subscription Certificates, together with a copy of the Prospectus, Instructions for Completing Subscription Certificates and all other ancillary documents relating to the Rights Offering, to all Stockholders as of the Record Date. The form of Subscription Certificate and Instructions for Completing Subscription Certificates are attached hereto as Exhibits A and B, respectively. If an officer whose signature has been placed upon a Subscription Certificate shall cease to hold such office at any time thereafter, such event shall have no effect on the validity of such Subscription Certificate.

          (d) The Agent shall keep or cause to be kept, at its principal offices in New York, New York, books for registration of the Rights hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Subscription Certificate.

     Section 3. Division of Subscription Certificates; Lost, Stolen, Mutilated or Destroyed Subscription Certificates.

          (a) A bank, trust company, securities dealer or broker holding Common Stock on the Record Date for more than one beneficial owner may, by
     submitting a written request by 5:00 p.m., New York City time on April   ,
     1997, exchange its Subscription Certificate to obtain Subscription Certificates for the number of Rights which each such beneficial owner would have been entitled to receive had each been the holder of record of such shares on the Record Date; provided, however, each such beneficial owner's Rights will be rounded down to the nearest whole number and no fractional Rights or cash in lieu thereof will be distributed or paid.

          (b) Upon receipt by the Company and the Agent of evidence reasonably satisfactory to them of the loss, theft, mutilation, or destruction or a Subscription Certificate, and in the case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate, if mutilated, the Agent will make and deliver a new Subscription Certificate of like tenor to the registered Rights holder in lieu of the Subscription Certificate so lost, stolen, mutilated or destroyed. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Agent or any agent thereof from any loss which any of them may suffer in a lost, stolen, mutilated or destroyed Subscription Certificate is replaced.

     Section 4. Transfers. At any time during the Rights Offering until 5:00 p.m. on the Expiration Date, the Agent shall:

          (a) Effect transfers, divisions and combinations of Subscription Certificates at the request of the holders thereof, in the manner and subject to the terms and conditions set forth in the form of Subscription Certificate and the Final Prospectus.

          (b) Issue new Subscription Certificates under the circumstances, in the manner and subject to the terms and conditions set forth in the form of Subscription Certificate and in the Final Prospectus, and deliver a copy of the Final Prospectus to each assignee or transferee of Subscription Certificates upon the transfer thereof.

          (c) Sell Rights represented by the Subscription Certificates for the account of the holders thereof under the circumstances, in the manner and subject to the terms and conditions set forth in the form of

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     Subscription Certificate and in the Final Prospectus. The Proceeds per
     Right paid to the seller thereof will be the same as the price received by the Agent for the sale of such Right after deduction of any brokerage commissions, taxes and other expenses. Net proceeds, if any, of the sale of any Rights shall be remitted to the seller thereof.

     Section 5.  Exercise of Rights.

          (a) Rights holders may exercise the Rights and by properly completing and signing the subscription form on the Subscription Certificate, including, if required, a signature guarantee from an Eligible Institution (as defined in "Instructions for Completing Subscription Certificates" accompanying the Subscription Certificate), and mailing or delivering the Subscription Certificate to Agent at its corporate office specified in the Prospectus, together with payment of the aggregate Subscription Price in full, as set forth in Section 6 hereof. A Right will not be deemed exercised until the Agent receives both payment of the Subscription Price and a duly executed Subscription Certificate (or until the Guaranteed Delivery Procedures set forth in Section 5(b) have been complied with). Once a Rights holder has exercised a Right, such exercise may not be revoked.

          (b) A Rights holder may exercise Rights in whole or in part, but no Rights may be exercised for fractional shares. If an exercising Rights holder does not indicate the number of Rights being exercised, or does not forward full payment of the aggregate Subscription Price for the number of Rights that the Rights holder indicates are being exercised, then the Rights holder will be deemed to have exercised the Rights with respect to the maximum number of Rights that may be exercised for the aggregate Subscription Price payment delivered by the Rights holder. Any amount remaining after application of the foregoing procedures shall be returned to the Rights holder by mail, without interest or deduction, as soon as practicable after the Expiration Time (as hereinafter defined) and after all prorations and adjustments have been effected.

     Section 6.  Expiration Time; Guaranteed Delivery.

          (a) Rights may be exercised at any time after the date of issuance of the Subscription Certificates with respect thereto but no later than 5:00 p.m., New York City time on such date as the Company shall designate to the Agent in writing (which date may be extended for up to fifteen (15) days upon written notice to the Agent by the Company and the Standby Purchasers, or for a greater period of time, as may be determined by the Company, upon notice to the foregoing parties and to the Stockholders) (the "Expiration Time"), after which all unexercised Rights will be null and void. The Agent shall not honor any purported exercise of Rights received by the Agent after the Expiration Time, regardless of when the documents relating to such exercise were transmitted, except when timely transmitted pursuant to the Guaranteed Delivery Procedures set forth in subsection (b) below.

          (b) Notwithstanding the provisions of this Agreement regarding delivery of an executed Subscription Certificate to the Agent prior to the Expiration Time, if a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Agent on or prior to the Expiration Time, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

             (i) such holder has caused payment in full of the Subscription Price for each share of Common Stock being subscribed for pursuant to the Rights to be received (in the manner set forth in Section 7(a) hereof) by the Agent on or prior to the Expiration Time;

             (ii) the Agent receives, on or prior to the Expiration Time, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions for Completing Subscription Certificates distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by

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        such exercising Rights holder, the number of shares of Common Stock being subscribed for pursuant to the Rights and guaranteeing the delivery to the Agent of any Subscription Certificate evidencing such Rights within five business days following the date of the Notice of Guaranteed Delivery; and

             (iii) the properly completed Subscription Certificate evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Agent within five (5) business days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery shall be delivered to the Agent in the same manner as Subscription Certificates at the addresses set forth in or as otherwise permitted by the Prospectus.

       Section 7. Payment; Escrow Account.

          (a) Payment of the Subscription Price for all subscribed for shares of Common Stock shall be payable in United States dollars (i) by check, certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to the order of The Bank of New York, as Agent, or (ii) by wire transfer of funds to the account of the Agent, as agent for the Company maintained for such purpose as set forth in the Prospectus. The Subscription Price will be considered to have been paid only upon (x) clearance of any uncertified check, (y) receipt by the Agent of any certified check or bank draft drawn upon a United States bank or any postal, telegraphic or express money order or (z) receipt of collected funds in the Agent's account designated above, in payment of the Subscription Price.

          (b) All funds received by the Agent from the exercise of the Rights will be held by the Agent, on behalf of the Company, in a segregated, non-interest bearing account pending disbursement in the manner described in subsection (c) below.

          (c) The Agent shall deliver to the Company all proceeds received in respect of the exercise of Rights as promptly as practicable following the receipt of such proceeds, but in no event later than three (3) business days after the Expiration Date. Proceeds to be returned to Rights holders pursuant to Sections 5(c) shall be so returned as set forth in such Section.

     Section 8. No Rights of Stockholders. No Subscription Certificate shall entitled a Rights holder to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Subscription Certificate be construed to confer upon any Rights holder any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings of other action affecting stockholders, or receive dividends or otherwise, until the Rights evidenced thereby shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement and in the Prospectus.

     Section 9. Delivery of Certificates. The Agent, in its capacity as transfer agent for the Common Stock, shall issue and deliver certificates representing shares of Common Stock purchased pursuant to exercise of the Rights to subscribers as soon as practicable after the Expiration Time and after all prorations have been effected. The Agent shall promptly notify the Company as to the date of delivery of such certificates. Such certificates for Common Stock purchased pursuant to the exercise of Rights shall be registered in the names of, and delivered to, the Rights holders exercising such Rights.

     Section 10. Foreign and Certain Other Stockholders. Rights may not be exercised by any person, and neither the Prospectus nor any Subscription Certificate shall constitute an offer to sell or a solicitation of an offer to purchase any shares of Common Stock, in any jurisdiction in which such transactions would be unlawful. The Agent shall reject any subscription pursuant to the exercise of Rights by Rights holders outside the United States, if in the opinion of the Company, the Company may not lawfully issue shares to such Rights holders. The Agent shall not deliver Subscription Certificates to holders of Common Stock whose addresses are outside the United States, however, the Agent shall deliver Prospectuses and the other ancillary documents to such holders, together with a letter in the form attached hereto as Exhibit C. The Agent shall hold such Subscription Certificates for the account of such holders and upon notice from such holders shall

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exercise the Rights on their behalf. To so exercise such Rights, such stockholders must notify the Agent and deliver the Subscription Price to the Agent not later than the Expiration Time. If no instructions and payment have been received by the Agent prior to the Expiration Time, the Rights will expire unexercised and be null and void.

     Section 11. Reports. The Agent shall notify both the Company and its designated representatives by telephone on a daily basis during the period commencing with the mailing of Subscription Certificates and ending at the Expiration Time (and in the case of deliveries pursuant to the Guaranteed Delivery Procedures, the period ending five (5) business days after the Expiration Time), which notice shall thereafter be confirmed in writing, of (a) the number of Rights exercised on each day, (b) the number of shares of Common Stock subscribed for pursuant to the Rights and the number of such Rights for which payment has been received, (c) the number of Rights exercised pursuant to the Guaranteed Delivery Procedures on such day, (d) the number of Rights for which defective exercises have been received on such day and (e) cumulative totals derived from the information set forth in clauses (a) through (d) above. At or before 5:00 p.m. on the third business day following the Expiration Time, the Agent shall certify in writing to the Company the cumulative totals through the Expiration Time derived from the information set forth in clauses (a) through (d) above. The Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Section 11 as any of them shall request. The Agent hereby represents and warrants that the information contained in each notification referred to in this Section 11 shall be accurate in all material respects.

     Section 12.  Future Instructions and Interpretation.

          (a) All questions as to the timeliness, validity, form and eligibility of any exercise or Rights will be determined by the Company whose determinations shall be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

          (b) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any authorized officer of the Company, and to apply to any such officer for advice or instructions in connection with its duties, and shall be indemnified and not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer.

     Section 13. Payment of Taxes. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the shares of Common Stock upon exercise of Rights; provided, however, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Rights or shares or a constructive dividend with respect to the Rights or shares.

     Section 14.  Cancellation and Destruction of Subscription
Certificates. All Subscription Certificates surrendered for any reason shall be canceled by the Agent, and no Subscription Certificate shall be issued in lieu thereof except as expressly permitted by the provisions of this Agreement. The Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 15.  Agent Compensation.  The Company agrees that it will pay to
the Agent $          as compensation for its services. The Company further
agrees that it will reimburse the Agent for its necessary and reasonable expenses incurred in the performance of its duties as such, including without limitation, postage, stationery and supplies, and counsel fees.

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     Section 16.  Confidential Information.  The Agent acknowledges the confidential and proprietary nature of the Company's shareholder records and information related thereto which it may receive pursuant to the exercise of its duties under this Agreement. The Agent agrees that is shall maintain the confidentiality thereof and, except as necessary to fulfill any duty under this Agreement, shall not disclose the contents or nature thereof without the express prior written authorization of a Company Vice President.

     Section 17. Indemnification. The Company will indemnify, protect and hold harmless the Agent from any and all liability, cost or expense resulting from any act, omission, delay or refusal, made by it in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instructions or other instrument or document believed by it in good faith to be valid, genuine and sufficient, and in accepting any subscription or in effecting any transfer of Rights believed by it in good faith to have been duly authorized, in delaying or refusing in good faith to accept any subscription or effect any transfer of Rights. The Agent shall, in issuing and registering Common Stock as Transfer Agent and Registrar pursuant to duly exercised Rights, be liable for and shall indemnify and hold the Company harmless from any and all liability, cost or expense as a result of or. arising our of its own negligence or bad faith or that of its agents, servants or employees. The Agent agrees that, with respect to its use on the Subscription Certificate of the facsimile signature of officers of the Company it will indemnify, protect, and hold harmless the Company from any and all liability, cost, or expense for anything done or omitted to be done by the Agent with respect to the use of such facsimile signature.

     Section 18.  Covenants of the Company

          (a) The Company covenants that all shares of Common Stock issued upon exercise of Rights set forth in the Subscription Certificates will be validly issued, fully paid, nonassessable and free of preemptive rights.

          (b) Upon written notice to the Agent that the Commission shall have issued or threatened to issue any order preventing or suspending the use of the Prospectus, or if for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, the Agent shall cease acting hereunder until receipt of written instructions from the Company and such assurances as it may reasonable request that it may comply with such instructions without violations of the Securities Act.

     Section 19.  Successor Agent.

          (a) Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent, shall be the successor to the Agent hereunder without the execution or filing of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Agent. In the event that, at the time such successor to the Agent shall proceed to the agency created by this Agreement, any of the Subscription Certificates shall have been countersigned buy not delivered, any such successor to the Agent may adopt the countersignature of the original Agent and deliver such Subscription Certificates so countersigned. In the event at such time any of the Subscription Certificates shall not have been countersigned, any successor to the Agent may countersign such Subscription Certificates either in the name of the predecessor Agent or in the name of the Successor Agent, and in all such events such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

          (b) In the event at any time the name of the Agent shall be changed and at such time any of the Subscription Certificates shall have been countersigned buy not delivered, the Agent may adopt the countersignature under its prior name and deliver Subscription Certificates so countersigned. In the event at such time any of the Subscription Certificates shall not have been countersigned, the Agent may countersign such Subscription Certificates either in its prior name or in its changed name, and in all such events such Subscription Certificates shall have the full force provided in the Subscription Certificates and in this Agreement.

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     Section 20.  Conditions to Agent's Obligations.  The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions:

          (a) The Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company, prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, President or a Vice President and by the Secretary or Assistant Secretary of Treasurer or Assistant Treasurer of the Company and delivered to the Agent, and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

          (d) Nothing herein shall preclude the Agent from acting in any other capacity for the Company or for any other legal entity.

          (e) The Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (f) The Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Agent) or in respect of the validity or execution of any Subscription Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock or other securities to be issued pursuant to this Agreement or any Subscription Certificate or as to whether any shares of Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

          (g) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Agent for the carrying out or performing by the Agent of the provisions of this Agreement.

          (h) No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (i) The Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company by registered or certified mail.

     Section 21. Supplements and Amendments. The Agent may, without the consent or concurrence of the stockholders in whose names Subscription Certificates are registered, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement or in a Subscription Certificate that is appropriate to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error therein or herein contained, and which shall not be inconsistent with the provisions of the Subscription Certificate except insofar as any such change may confer additional rights upon the Rights holders.

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     Section 22.  Tax Matters.

          (a) The Agent shall comply with the information reporting and backup withholding requirements of the Internal Revenue Code of 1986, as amended, (the "Code"), including, without limitation, where appropriate, on a timely basis, filing with the Internal Revenue Service and furnishing to Rights holders fully completed Firms 1099B and 1099DIV. The Agent shall also collect and duly preserve Forms W-8 and W-9 and other forms or information necessary to comply with the backup withholding requirements of the Code.

          (b) The Agent shall withhold from payments made to Rights holders amounts sufficient to comply with the backup withholding requirements of the Code.

     Section 23. Notices. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first class mail or telecopier:

        (a) If to the Company, to:

          Globalstar Telecommunications Limited
          600 Third Avenue
            New York, New York 10016

        (b) If to the Agent, to:

           The Bank of New York
           101 Barclay Street
            New York, New York 10286

          (c) If to a Rights holder, to the address shown on the registry books of the Company.

          All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when receipt is acknowledged, if telecopied.

     Section 24.  Assignment.

          (a) Except as provided in subsection (c) below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

          (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

     Section 25. Benefits of This Agreement. Nothing in this Agreement shall be construed to give any person or corporation other than the Company, the Agent and the holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Agent and the holders of the Subscription Certificates.

     Section 26. Amendments. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed and delivered by each of the Company and the Agent.

     Section 27. Governing Law. This Agreement will be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     Section 28. Counterparts. This Agreement may be executed by the parties hereto on separate counterparts, which counterparts taken together will be deemed to constitute one and the same instrument.

                                      GLOBALSTAR TELECOMMUNICATIONS LIMITED

                                      By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                      THE BANK OF NEW YORK

                                      By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       EXHIBIT A

                        FORM OF SUBSCRIPTION CERTIFICATE

SUBSCRIPTION CERTIFICATE NUMBER: REGISTERED OWNER:     NUMBER OF RIGHTS:
                                                       NUMBER OF SHARES    AVAILABLE FOR SUB-
                                                       SCRIPTION:    CUSIP NUMBER G3930H 13 8

     THIS OFFER EXPIRES AT 5:00 P.M., NEW YORK CITY TIME ON APRIL   , 1997
     UNLESS EXTENDED, AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER
                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

                            SUBSCRIPTION CERTIFICATE

Dear Shareholder:

     As the registered owner of this Subscription Certificate, you are entitled
to exercise the Rights issued to you as of March   , 1997, the Record Date for
Rights Offering of Globalstar Telecommunications Limited (the "Company"), to subscribe for the number of shares of Common Stock of the Company shown on this Certificate pursuant to the rights offering (the "Rights Offering") upon the terms and conditions and at the Subscription Price for each share of Common
Stock as specified in the Company's Prospectus dated March   , 1997 (the
"Prospectus"). The terms and conditions of the Rights Offering set forth in the Prospectus are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent, W.F. Doring & Co., Inc. at the toll-free telephone number 888-330-5111.

                    METHOD OF EXERCISE OR TRANSFER OF RIGHTS

     The Rights represented by this Subscription Certificate may be exercised by duly completing and executing Form 1, and may be transferred, assigned, exercised or sold through a bank or broker by duly completing and executing Form
2. This Subscription Certificate is transferable and may be combined or divided at the office of the Subscription Agent. Rights holders should be aware that if they choose to exercise or transfer less than all of the Rights evidenced hereby, they may not receive a new subscription certificate in sufficient time to exercise the remaining Rights evidenced thereby.

     Full payment of the Subscription Price of $26.50 per share for all shares subscribed for pursuant to the Rights Offering must accompany this Subscription Certificate and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to The Bank of New York. Alternatively, if a Notice of Guaranteed Delivery is used, a properly completed Subscription Certificate, together with payment in full, as described, must be received by the Subscription Agent by no later than the close of business on the third business day after the Expiration Date. See pages 29 through 32 of the Prospectus.

     Any questions regarding this Subscription Certificate may be directed to the Information Agent, W.F. Doring & Co., Inc. at the toll-free telephone number 888-330-5111.

           By Mail:                 THE BANK OF NEW YORK       By Hand or Overnight Courier:
                                   101 BARCLAY STREET-22W
 Tender & Exchange Department     NEW YORK, NEW YORK 10286     Tender & Exchange Department
        P.O. Box 11248                                              101 Barclay Street
     Church Street Station         Facsimile Transmission:      Receive and Deliver Window
 New York, New York 10286-1248   (for Eligible Institutions      New York, New York 10286
                                            Only)
                                       (212) 815-6213

     THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

                 Eric J. Zahler                                 Michael B. Targoff
                   Secretary                           President and Chief Operating Officer

FORM 1 -- EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights evidenced by this Subscription Certificate to subscribe for shares of Common Stock as indicated below, and the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the Rights (each Right may be exercised for one Share):

       (Number of new shares) X $26.50 = $______________

     (b) Method of Payment (check and complete appropriate box(es)):

          [ ] Uncertified, certified or cashier's check, bank draft or money order in the amount of $______________________, payable to The Bank of New York, subscription agent.

          [ ] Wire transfer in the amount of $____________, directed to The
              Bank of New York, subscription agent, ABA No.:___________________, GTL Rights Offering DDA No.:______________________, Attention:
              ________________________. Indicate name of institution wire transferring funds and name of registered holder.

     (c) If the number of Rights being exercised is less than all of the Rights represented by this Subscription Certificate, check one of the following boxes:

          [ ] Deliver to me a new Subscription Certificate evidencing the remaining Rights to which I am entitled.

          [ ] Deliver a new Subscription Certificate evidencing the remaining
              Rights in accordance with my Form 2 instructions (any required signature guarantees must be included).

     (d) If Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof, complete the following:

          Name(s) of Registered Owner(s):
          ------------------------------------------------

          Window Ticket Number (if any):
          -------------------------------------------------

          Date of execution of Notice of Guaranteed Delivery:__________________, 1997

          Name and Telephone Number of Eligible Institution which Guaranteed
          Delivery:

          ----------------------------------------------------------------------

FORM 2 -- CHECK THE BOX BELOW TO TRANSFER YOUR SUBSCRIPTION CERTIFICATE OR SOME OR ALL OF YOUR RIGHTS EVIDENCED HEREBY OR TO EXERCISE OR SELL RIGHTS THROUGH YOUR BANK OR BROKER: [ ] For value received,__________________Rights represented by this Subscription Certificate are hereby assigned to (please print name and address and Taxpayer Identification No. of transferee in full):

Name:
--------------------------------------------------------------------------------

Address:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Taxpayer Identification No. (Social Security Number for individuals):

---------------------------------

Upon completion of Form 1 and/or Form 2, subscribers and/or transferors must sign below:

--------------------------------------------------------------------------------
                     Signature of Subscriber or Transferor+

+ To effect a Transfer, a signature Guarantee must be provided by an Eligible
  Institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934.

                                                                       EXHIBIT B

         FORM OF INSTRUCTIONS FOR COMPLETING SUBSCRIPTION CERTIFICATES

                          INSTRUCTIONS FOR COMPLETING
                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                           SUBSCRIPTION CERTIFICATES

                 CONSULT THE INFORMATION AGENT OR YOUR BANK OR
                           BROKER AS TO ANY QUESTIONS
                            ------------------------

     The following instructions relate to a rights offering (the "Rights Offering") by Globalstar Telecommunications Limited, a Bermuda company (the "Company"), to the holders of its common stock, par value $1.00 per share (the
"Common Stock"), as described in the Company's Prospectus dated March   , 1997
(the "Prospectus"). Holders of record of Common Stock at the close of business
on March   , 1997 (the "Record Date") are receiving one (1) transferable subscription right (a "Right") for each 8.84042 shares of Common Stock held of record on the Record Date. The Rights are evidenced by transferable subscription certificates ("Subscription Certificates"), which record holders are receiving with copies of the Company's Prospectus. Each whole Right entitles the holder thereof to purchase from the Company one (1) share of Common Stock at the subscription price of $26.50 (the "Subscription Price"). No fractional Rights or cash in lieu thereof have been distributed or paid by the Company. The number of Rights distributed to each holder of Common Stock have been rounded down to the nearest whole number. An aggregate of 1,131,168 Rights exercisable to purchase an aggregate of 1,131,168 shares of Common Stock are being distributed in connection with the Rights Offering.

     The Rights will expire at 5:00 p.m. New York City time, on April   , 1997,
unless extended (the "Expiration Time").

     The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise and/or transfer of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY PROCEDURES WITH RESPECT TO YOUR RIGHT
MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AT OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON APRIL   , 1997, OR ON SUCH LATER DATE AS THE
EXPIRATION TIME IS EXTENDED. YOU MAY NOT REVOKE ANY PROPER EXERCISE OF A RIGHT.

1.  SUBSCRIPTION.

     To exercise Rights, complete and sign the Form 1 on the reverse side of your Subscription Certificate and send it (or Notice of Guaranteed Delivery), together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Rights Offering to The Bank of New York, as Subscription Agent (the "Subscription Agent"). Payment of the Subscription Price must be made for the full number of shares of Common Stock being subscribed for
(a) in U.S. dollars by check or postal, telegraphic or express money order payable to The Bank of New York, as Subscription Agent or (b) by wire transfer of funds in U.S. dollars to the account maintained by the Subscription Agent for
such purpose at [                    ], ABA No.        ; GTL Rights Offering DDA
No.:            ; Attention:            . THE SUBSCRIPTION PRICE WILL BE DEEMED
TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (I) CLEARANCE OF ANY UNCERTIFIED CHECK, (II) RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED OR CASHIER'S CHECK OR OF ANY POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER, OR

(III) RECEIPT OF COLLECTED FUNDS IN THE SUBSCRIPTION AGENT'S ACCOUNT
DESIGNATED ABOVE. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, REGISTERED RIGHTS HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION TIME TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH TIME AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), to be received by the Subscription Agent prior to the Expiration Time; payment in full of the applicable Subscription Price may be made separately as long as said payment is also received by the Subscription Agent prior to the Expiration Time. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of underlying shares of Common Stock being subscribed for pursuant to the exercise of the Rights and must guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription
Certificate by 5:00 p.m., New York City time on April   , 1997. Additional
copies of the Notice of Guaranteed Delivery may be obtained upon request from the Information Agent at the address, or by calling the telephone number, indicated below.

     Banks, brokers and other nominee Rights holders who exercise the Rights on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form of Exhibit B to these instructions), as to the aggregate number of Rights which have been exercised and the number of shares of Common Stock thereby subscribed for pursuant to the exercise of the Rights by each beneficial owner of Rights (which may include such nominee) on whose behalf such nominee is acting.

     If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription Agent will issue to you a new subscription certificate evidencing the unexercised Rights. However, if you choose to have a new subscription certificate sent to you, you may not receive any such new subscription certificate in sufficient time to permit you to sell or exercise the Rights evidenced thereby.

     If the number of Rights Shares being subscribed for pursuant to the Rights is not specified, you will be deemed to have exercised such Rights with respect to the maximum whole number of shares of Common Stock that may be acquired for the Subscription Price payment delivered.

     ONCE A HOLDER HAS EXERCISED THE RIGHTS, THE EXERCISE MAY NOT BE REVOKED.

     The addresses and facsimile number of the Subscription Agent are as follows:

                              THE BANK OF NEW YORK
                               101 BARCLAY STREET
                            NEW YORK, NEW YORK 10286

            BY MAIL:                   FACSIMILE TRANSMISSION:        BY HAND OR OVERNIGHT COURIER:
  Tender & Exchange Department    (for Eligible Institutions Only)     Tender & Exchange Department
         P.O. Box 11248                    (212) 815-6213                   101 Barclay Street
         Church Station                                                 Receive and Deliver Window
  New York, New York 10286-1248                                          New York, New York 10286

     The address and telephone number of the Information Agent, to whom all questions and requests for the Prospectus or other documents relating to the Rights Offering should be addressed, are as follows:

                            W.F. DORING & CO., INC.
                                 150 BAY STREET
                                   8TH FLOOR
                         JERSEY CITY, NEW JERSEY 07302
                                 (888) 330-5111

2.  ISSUANCE AND DELIVERY OF STOCK CERTIFICATES.

     Certificates for shares of Common Stock issuable upon exercise of the Rights will be mailed as soon as practicable after the subscriptions have been accepted by the Subscription Agent.

3.  TRANSFERS OF RIGHTS.

     The Rights evidenced by a single Subscription Certificate may be transferred in whole or in part as follows:

          (a) Sale of Rights through a Bank or Broker. To sell all Rights evidenced by a subscription certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed subscription certificate to your bank or broker and have your signature guaranteed by an Eligible Institution. Your subscription certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Your bank or broker cannot issue subscription certificates. If you wish to sell less than all of the Rights evidenced by a subscription certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription certificate divided into subscription certificates of appropriate denominations by following the instructions in paragraph 4 of these instructions. The subscription certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this paragraph 3(a).

          (b) Transfers of Rights to a Designated Transferee. To transfer all of your Rights evidenced by your subscription certificate to a transferee other than a bank or broker, you must check the box for Form 2 and complete Form 2 in its entirety, execute the subscription certificate and have your signature guaranteed by an Eligible Institution. If Form 2 is completed without designating a transferee, the Subscription Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Only the Subscription Agent can issue subscription certificates. You may transfer less than all of the rights evidenced by your subscription certificates, in which case you may obtain a new subscription certificate in the appropriate smaller denomination by following the instructions in paragraph 4 below. The number of Rights you intend to transfer can then be transferred by following the instructions in this paragraph 3(b).

     Rights holders wishing to transfer all or a portion of their Rights should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent,
(ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof.

     All commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor or subscriber of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

4.  DIVIDING SUBSCRIPTION CERTIFICATES.

     To have a subscription certificate divided into smaller denominations, you must send your subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient amount of time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued. Subscription certificates may not be divided into units to purchase fractional shares and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you or your transferee may not receive such new subscription certificates in time to enable the holder to complete the sale or exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable to either a transferor or a transferee for any such delays.

5.  SIGNATURES.

          (a) Signatures by Registered Holder. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate, without any alteration or change whatsoever. Joint owners should each sign. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity, such as an executor, trustee or corporate officer, must indicate such capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

          (b) Execution by Person Other than Registered Holder. If the Subscription Certificate is signed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person signing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

          (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in 3(b) above, to a transferee including a bank or a broker.

6.  METHOD OF DELIVERY.

     The method of delivery of Subscription Certificate and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the registered holder of the Rights but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any uncertified personal checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on
April   , 1997.

7.  TRANSFER TAXES.

     The Company will pay transfer taxes, if any, applicable to the issuance and sale of Common Stock to a registered Rights holder upon the exercise of Rights by such holder. If, however, a transfer tax is imposed for any reason other than the issuance and sale of the Company's Common Stock to a registered Rights holder upon exercise of Rights by such holder, the amount of any such transfer taxes (whether imposed on the registered holder or on any other person) will be payable by the registered holder or such other person. In any such event, the Subscription Agent will be entitled to refuse to take the action requested until it has received satisfactory evidence of the payment of such taxes or exemption therefrom.

8.  IRREGULARITIES.

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Rights Certificates will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

9.  LOST, STOLEN, MUTILATED OR DESTROYED SUBSCRIPTION CERTIFICATES.

     Upon receipt by the Company and the Subscription Agent of evidence reasonably satisfactory to them of the loss, theft, mutilation, or destruction of a Subscription Certificate, and in the case of loss, theft or destruction, of indemnity and/or security satisfactory to them, in their sole discretion, and reimbursement to the Company and the Subscription Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate, if mutilated, the Subscription Agent will make and deliver a new Subscription Certificate of like tenor to the registered Rights holder in lieu of the Subscription Certificate so lost, stolen, mutilated or destroyed. If required by the Company or the Subscription Agent, an indemnity bond must be sufficient in the judgment of each party to protect the Company, the Subscription Agent or any agent thereof from any loss which any of them may suffer in a lost, stolen, mutilated or destroyed Subscription Certificate is replaced.

                                                                       EXHIBIT C

                         FORM OF LETTER TO SHAREHOLDERS

                          SPECIAL NOTICE TO HOLDERS OF
                     GLOBALSTAR TELECOMMUNICATIONS LIMITED
                                  COMMON STOCK
                          WHOSE ADDRESSES ARE OUTSIDE
                               THE UNITED STATES

Dear Shareholder:

     Enclosed you will find materials relating to the Rights Offering of Globalstar Telecommunications Limited (the "Company"). Holders of Common Stock
at the close of business on March   , 1997 (the "Record Date") will receive
transferable rights ("Rights") to subscribe for and purchase shares of Common Stock held of record on the Record Date. A Subscription Certificate representing Rights to subscribe for shares of the Company's Common Stock at $26.50 per share is not included in this mailing, but instead is being held on your behalf by the Subscription Agent, The Bank of New York. If you wish to exercise any or all of these Rights, you must so instruct the Subscription Agent in the manner described in the accompanying Prospectus and Instructions for Completing
Subscription Certificates by 5:00 p.m., New York time, on April   , 1997, unless
Offering is extended by the Company. Rights not exercised by such time will expire and become null and void.

     ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE ADDRESSED TO W.F. DORING & CO., INC., THE INFORMATION AGENT, AT (888) 330-5111.